EXHIBIT 10.1

                                            May 11, 2001

Equity Office Properties Trust
EOP Operating Limited Partnership
Senior Term Loan Facility
Commitment Letter

Equity Office Properties Trust
Two North Riverside Plaza
Suite 2100
Chicago, Illinois 60606
Attention: Richard Kincaid

Ladies and Gentlemen:

      EOP Operating Limited Partnership, a Delaware limited partnership (the “Borrower”) and Equity Office Properties Trust (the “Guarantor”) have requested that Banc of America Securities, LLC, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. (collectively, the “Arrangers”) jointly agree to structure and arrange a senior term loan facility in an aggregate amount of up to $1,000,000,000 (the “Facility”). The Arrangers are pleased to advise you that they are willing to act as joint and exclusive co-advisors, co-lead arrangers and co-book runners for the Facility. In addition, The Chase Manhattan Bank has agreed to serve as exclusive syndication agent for the Facility (in such capacity, the “Syndication Agent”), Bank of America, N.A. has agreed to serve as exclusive administrative agent for the Facility (in such capacity, the “Administrative Agent”) and Salomon Smith Barney Inc. has agreed to serve as exclusive documentation agent for the Facility (in such capacity, the “Documentation Agent”, and together with the Syndication Agent and the Administrative Agent, the “Agents”).

      Furthermore, the Syndication Agent, the Administrative Agent and Citicorp Real Estate, Inc. (“CRE”, and together with the Syndication Agent and the Administrative Agent, the “Lead Lenders”) and Dresdner Bank AG, New York and Cayman Branches (“Dresdner”), Bankers Trust Company (“Bankers Trust”) and PNC Bank, National Association (“PNC”, and together with Dresdner and Deutsche Bank the “Co-Lenders”) are pleased to advise you of the several commitment of each of the Lead Lenders and Co-Lenders to provide up to the following amounts of the Facility upon the terms and subject to the conditions set forth in this commitment letter (the “Commitment

Letter”) and in the Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”)(each, an “Initial Commitment”):

Syndication Agent	$271,666,666.67

Administrative Agent	$271,666,666.67

CRE	$271,666,666.66

Dresdner Bank	$75,000,000.00

Deutsche Bank	$75,000,000.00

PNC	$35,000,000.00

      In the event funds are advanced under the Facility and remain outstanding for more than 120 days, the Arrangers shall have the right to syndicate the Facility to financial institutions (collectively, with the Lead Lenders and the Co-Lenders, the “Lenders”) as further described below, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter, the Term Sheet or the Fee Letter referred to below.

      It is agreed that the Administrative Agent will act as the sole and exclusive administrative agent, that the Documentation Agent will act as sole and exclusive documentation agent, that the Syndication Agent will act as sole and exclusive syndication agent and that the Arrangers will act jointly as the arrangers for the Facility, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. The Borrower and the Guarantor agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facility unless the Borrower, the Arrangers, the Agents and the Lead Lenders shall so agree.

      In the event the Arrangers commence syndication efforts the Borrower and the Guarantor agree to actively assist the Arrangers in completing such syndication as reasonably requested by the Arrangers. Such assistance shall include (a) the Borrower and the Guarantor using commercially reasonable efforts to ensure that the syndication efforts benefit materially from the Borrower’s and the Guarantor’s existing lending relationships; (b) the Borrower and the Guarantor assisting in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication by providing the information described in the following paragraph; and (c) the Borrower and the Guarantor making their senior management and advisors available to participate, upon reason-

able notice, in information meetings for potential syndicate members at such times and places as the Arrangers may reasonably request.

      The Arrangers will jointly manage all aspects of the syndication, provided that decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted and which institutions will participate, will be made by mutual agreement of the Arrangers and the Borrower and the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders will be determined by the Arrangers, the Agents and the Lead Lenders. The Arrangers will have no responsibility other than to arrange the syndication. To assist the Arrangers in their syndication efforts, the Borrower and the Guarantor agree promptly to prepare and provide to the Arrangers all information with respect to the Borrower and the Guarantor and the transactions contemplated hereby, including all financial information and projections (the “Projections”), as the Arrangers may reasonably request in connection with the arrangement and syndication of the Facility, so long as disclosure by the Borrower, the Guarantor or any of their subsidiaries, of such information would not result in a violation of, or expose the Borrower, the Guarantor or their subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties which are binding on the Borrower, the Guarantor or any of their subsidiaries or on any property of any of them. The Borrower and the Guarantor agree to use commercially reasonable efforts to obtain any necessary consents or waivers under any such agreements to disclose such information to the Arrangers, the Agents and the Lenders. The Borrower and the Guarantor hereby represent and covenant that (a) all information other than the Projections (the “Information”) that has been or will be made available to the Arrangers by the Borrower, the Guarantor or any of their respective representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any material misstatement or omission of fact and (b) the Projections that have been or will be made available to the Arrangers by the Borrower, the Guarantor or any of their representatives have been or will be prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof. The Borrower and the Guarantor agree to supplement the Information and Projections on the 120th day following the funding of the Facility and from time to time upon request of the Arrangers or the Agents from the date hereof until the completion of any syndication of the Facility as contemplated by this Commitment Letter so all Information are complete and correct in all material respects and do not contain any material misstatements or omissions of fact. The Borrower and the Guarantor understand that in arranging and syndicating the Facility we may use and rely on the Information and Projections without independent verification thereof.

      As consideration for the Lenders’ commitment hereunder and the respective agreements of the Arrangers and the Agents to perform the services described herein, the Borrower and the Guarantor agree, jointly and severally, to pay to each of the Lenders the nonrefundable fees set forth in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the “Fee Letter”).

      The commitment of the Lead Lenders and the Co-Lenders hereunder and the respective agreements of the Arrangers and the Agents to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, the Guarantor and their respective subsidiaries, taken as a whole since the latest audited financial statements delivered to the Arrangers, (b) our completion of and satisfaction in all respects with a due diligence investigation up until the execution of definitive documentation with respect to the Facility with respect to the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, the Guarantor and their respective subsidiaries, (c) our not becoming aware after the date hereof of any information or other matter affecting the Borrower, the Guarantor or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof which inconsistency would have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, the Guarantor and their respective subsidiaries, taken as a whole as shown in the latest audited financial statements delivered to the Arrangers, (d) our satisfaction that prior to and during the syndication of the Facility there shall be no competing offering, placement or arrangement of any bank financing other than property-specific mortgage debt and property-specific mezzanine debt not prohibited by the Existing Credit Agreement (as defined in the Term Sheet) by or on behalf of the Borrower, the Guarantor or any affiliate thereof and other than the assumption of (or advances under) that certain $171,000,000.00 Master Construction Funding Facility with Mountain Ventures Golden State, LLC, and other single-member limited liability companies, as Borrower, First Union National Bank, as Senior Lender and Administrative Agent, Spieker Properties #183, as Junior Lender, First Union Development Corporation, as Equity Investor, and Spieker Properties, L.P., as Purchaser, unless otherwise agreed by the Arrangers and the Agents, (e) the negotiation, execution and delivery on or before June 15, 2001 of definitive documentation with respect to the Facility satisfactory to the Lenders and their counsel and (f) the other conditions set forth or referred to in the Term Sheet.

      The Term Sheet attached hereto is intended as an outline only and does not purport to summarize all of the terms, conditions, covenants, representations, warranties and other provisions which will be contained in definitive financing agreements for the Facility. The commitment of each of the Lenders is subject to the satisfaction of the conditions set forth in this Commitment Letter and the Term Sheet and customary conditions for transactions of this type. Subject to the provisions of this Commitment Letter, the definitive financing agreements shall contain terms, conditions, representations and warranties, financial and other covenants, events of default and remedies consistent with the Term Sheet and otherwise satisfactory to the Arrangers, the Agents and the Lenders.

      The Borrower and the Guarantor agree, jointly and severally to indemnify the Arrangers, the Agents, the Lenders and the respective affiliates and the respective directors, officers, agents, advisors and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following termination or expiration of this Commitment Letter) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of this Commitment Letter, or any of the transactions contemplated by this Commitment Letter or the execution, delivery or performance of this Commitment Letter, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Commitment Letter or the Fee Letter or (b) incurred solely by reason of the gross negligence, willful misconduct, bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction or (c) owing by such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in this Commitment Letter. In addition, the indemnification set forth in this paragraph in favor of any director, officer, agent, advisor or employee of any Arranger, Agent or Lender shall be solely in their respective capacities as such director, officer, agent, advisor or employee. The Borrower’s and the Guarantor’s obligations under this paragraph shall survive the termination or expiration of this Commitment Letter.

      Except for liability of each Lender for damages incurred by the Borrower or the Guarantor to Spieker Properties, Inc. or Spieker Properties, L.P. (collectively, “Spieker Properties”) in connection with a default by the Borrower or the Guarantor under the Borrower’s agreement with Spieker Properties that results solely and directly from a breach of the obligations of such Lender under this Commitment Letter (or directly in combination with such Lender’s breach and a breach of the obligations of another Lender under this Commitment Letter), no Arranger, Agent or Lender shall be liable for any special, indirect, consequential or punitive damages in connection with its activities related to the Facility or for any special, indirect, consequential or punitive damages in connection with this Commitment Letter.

      This Commitment Letter shall not be assignable by the Borrower or the Guarantor without the prior written consent of the Arrangers, the Agents and the Lead Lenders (and any purported assignment without such consent shall be null and void). The commitments of the Lenders and the obligations of the Arrangers and the Agents set forth in this Commitment Letter are intended to be solely for the benefit of the Borrower and the Guarantor and are not intended to confer any benefits upon, or create any rights in favor of, any person other than the Borrower and the Guarantor. This Commitment Letter may not be amended or waived except by an instrument in writing signed by the Borrower, the Guarantor, the Arrangers, the Agents and the Lenders. This Commitment Letter may be executed in any number of counter-parts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among the Borrower, the Guarantor, the Arrangers, the Agents and the Lenders with respect to the Facility and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

      Neither this Commitment Letter, the Term Sheet, the Fee Letter nor any of the terms or substance thereof shall be disclosed, directly or indirectly, by the Borrower, the Guarantor or their respective affiliates to any other person, other than (i) to the respective directors, offices, employees, attorneys and auditors of the Borrower and the Guarantor on a confidential, “need-to-know” basis, (ii) such disclosure as may be compelled in a judicial or administrative proceeding or as otherwise required by applicable law, (iii) to the rating agencies, (iv) as may be required pursuant to the provisions of any agreement to which Borrower, Guarantor or such affiliate is a party, (v) as may be required in connection with Borrower’s, Guarantor’s or such affiliate’s financial statements, and (vi) in response to a query with respect to this Commitment Letter, the Fee Letter or the terms or substance thereof.

      The Borrower and the Guarantor each acknowledge that the Arrangers, the Agents and the Lenders may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or the Guarantor may have conflicting interests regarding the transactions described herein and otherwise. None of the Arrangers, the Agents, the Lead Lenders or the Co-Lenders will use confidential information obtained from the Borrower or the Guarantor by virtue of the transactions contemplated by this Commitment Letter or their other relationships with the Borrower or the Guarantor in connection with the performance by the Arrangers, the Agents, the Lead Lenders or the Co-Lenders of services for other companies, and none of the Arrangers, the Agents, the Lead Lenders or the Co-Lenders will furnish any such information to other companies. The Borrower and the Guarantor also acknowledge that the Arrangers, the Agents, the Lead Lenders and the Co-Lenders have no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to the Borrower or the Guarantor, confidential information obtained from other companies.

      The compensation, reimbursement, indemnification, confidentiality, syndication and “market flex” provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and, with respect to reimbursement, indemnification and confidentiality, notwithstanding the termination of this Commitment Letter or commitments and respective agreements of the Arrangers, the Agents and the Lenders hereunder.

      If the foregoing correctly sets forth our agreement, please indicate the Borrower and the Guarantor’s acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on May 15, 2001. The commitments and respective agreements of the Arrangers, the Agents, the Lead Lenders and the Co-Lenders herein will expire at such time in the event the Administrative Agent has not received such executed counterparts in accordance with the immediately preceding sentence.

      The Arrangers, the Agents, the Lead Lenders and the Co-Lenders are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

Arrangers

BANC OF AMERICA SECURITIES, LLC

By: /s/ PATRICK TROWBRIDGE Name: Patrick Trowbridge Title: Vice President

J.P. MORGAN SECURITIES INC.

By: /s/ JOHN PERKINS Name: John Perkins Title: Vice President

SALOMON SMITH BARNEY INC.

By: /s/ KENT E. JEWETT Name: Kent E. Jewett Title: Managing Director

Agents

BANK OF AMERICA, N.A.

By: /s/ PATRICK TROWBRIDGE Name: Patrick Trowbridge Title: Vice President

THE CHASE MANHATTAN BANK

By: /s/ MARC E. COSTANTINO Name: Marc E. Costantino Title: Vice President

SALOMON SMITH BARNEY INC.

By: /s/ KENT E. JEWETT Name: Kent E. Jewett Title: Managing Director

Lead Lenders

BANK OF AMERICA, N.A.

By: /s/ PATRICK TROWBRIDGE Name: Patrick Trowbridge Title: Vice President

THE CHASE MANHATTAN BANK

By: /s/ MARC E. COSTANTINO Name: Marc E. Costantino Title: Vice President

CITICORP REAL ESTATE, INC.

By: /s/ DAVID BOUTON Name: David Bouton Title: Director

Co-Lenders

DRESDNER BANK AG, NEW YORK AND CAYMAN BRANCHES

By: /s/ RYAN HUDDLESTUN _______________________________ Name: Ryan Huddlestun Title: Vice President

BANKERS TRUST COMPANY

By: /s/ STEVEN P. LAPHAN _______________________________ Name: Steven P. Laphan Title: Director

PNC BANK, NATIONAL ASSOCIATION

By: /s/ MICHAEL E. SMITH _______________________________ Name: Michael E. Smith Title: Vice President

Accepted and agreed to as of
the date first written above by:

EQUITY OFFICE PROPERTIES TRUST

By: /s/ MAUREEN FEAR Name: Maureen Fear Title: Senior Vice President, Treasurer

EOP OPERATING LIMITED PARTNERSHIP By: Equity Office Properties Trust, its general partner

By: /s/ MAUREEN FEAR Name: Maureen Fear Title: Senior Vice President, Treasurer